EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For additional information, contact at 214-981-5000:
Leldon E. Echols, Executive Vice President & Chief Financial Officer
Matthew G. Moyer, Vice President – Investor Relations

CENTEX CORPORATION SETS SPECIAL MEETING DATE
TO EFFECT TWO-FOR-ONE STOCK SPLIT

(DALLAS, TX Jan. 14, 2004) Centex Corporation (NYSE: CTX) announced today that it has set Feb. 25, 2004 as the date for a special meeting of stockholders to consider two proposals. The first proposal will amend the company’s charter to increase Centex’s authorized common stock from 100 million shares to 300 million shares. The second proposal will terminate the tandem trading relationship with 3333 Holding Corporation (Holding Corp.) and Centex Development Company, L.P. (CDCLP), whose securities currently trade in tandem with the common stock of Centex. The record date for the stockholders’ meeting has been set for Jan. 23, 2004.

     If the charter amendment is approved, as previously announced, Centex plans to effect a two-for-one stock split in the form of a stock dividend, on March 12, 2004. The record date for the stock split will be the close of business on Feb. 29, 2004.

     If the second proposal is approved, the termination of the tandem trading relationship will become effective at the close of business on Feb. 29, 2004. For their beneficial interests in Holding Corp. and CDCLP, stockholders of record on Feb. 29, 2004 will receive an amount equal to $.02 per share of Centex common stock, payable on March 10, 2004. As a result of this transaction, Holding Corp. and CDCLP will become subsidiaries of Centex Corporation.

     Holding Corp. has also set a record date of Jan. 23, 2004 and a meeting date of Feb. 25, 2004 for holders of its beneficial interests to consider the proposal to approve the consolidation transaction. The meetings for Centex Corporation and Holding Corp. will be held jointly.

     Proxy materials relating to these proposals will be mailed to stockholders on or about Jan. 28, 2004.

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Additional Information and Where to Find It. In connection with the stock split and the consolidation, Centex and Holding Corp. have filed a preliminary proxy statement (and will soon file a definitive proxy statement) with the Securities and Exchange Commission. Investors and security holders are advised to read such definitive proxy statement when it becomes available because it will contain important information. Centex, Holding Corp., CDCLP and certain of their officers and directors may be deemed to be participants in the solicitation of proxies for the special meeting. Information regarding any interests that they have in the transactions will be described in the definitive proxy statement. Investors and other security holders can obtain copies of the definitive proxy statement free of change when it becomes available by directing a request to Centex Corporation, Investor Relations, 2728 North Harwood, Dallas, Texas 75201. Telephone: (214-981-6901). You may also obtain free copies of the definitive proxy statement when it becomes available by accessing the SEC’s website at http://www.sec.gov.

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Centex Sets Special Meeting Date to Effect Two-for-One Stock Split	Page 2 of 2

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Centex is discussing its beliefs, estimates or expectations. These statements are not guarantees of future performance and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. With respect to any statements relating to the proposed spin-off of CXP, such statements are subject to the approval of the reclassification of CXP’s common stock by the stockholders of CXP and satisfaction of the other conditions set forth in the definitive agreements entered into by Centex and CXP. With respect to any discussions of the expected performance and results of operations of Centex, risks and uncertainties include the following: general economic conditions and interest rates; the cyclical and seasonal nature of Centex’s businesses; adverse weather; changes in property taxes and energy costs; changes in federal income tax laws and federal mortgage financial programs; governmental regulations; changes in governmental and public policy; changes in economic conditions specific to any one or more of Centex’s markets and businesses; competition; availability of raw materials; and unexpected operations difficulties. These and other factors are described in Centex’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2003, and its quarterly reports on Form 10-Q for the quarters ended June 30 and September 30, 2003, which are filed with the Securities and Exchange Commission.